UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

     Date of Report (Date of earliest event reported):
               January 13, 2005 (January 7, 2005)
                     ___________________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

                         000-32855
                  (Commission File Number)

        Delaware                       74-2982117
(State or Other Jurisdiction         (IRS Employer
    of Incorporation)              Identification No.)

  401 Whitney Avenue, Suite 400
       Gretna, Louisiana                    70056-2596
(Address of Principal Executive Offices)    (Zip Code)

       Registrant's Telephone Number, Including Area Code:
                       (504) 367-7030
                     ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule
          14d-2(b) under the Exchange Act (17 CFR
          240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule
          13e-4(c) under the Exchange Act (17 CFR
          240.13e-4(c)

Item 2.04 Triggering Events That Accelerate or Increase a
          Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As a result of the previously announced filing on January 7, 2005 for reorganization under Chapter 11 of the U.S. Bankruptcy Code by Torch Offshore, Inc. (the "Company") and certain of its wholly owned subsidiaries affiliates (the "Bankruptcy Filing"), the Company is in default under a credit agreement with Regions Bank and Export Development Canada (the "Lenders") to finance the conversion of the Midnight Express (the "Finance Facility"). As a result of this default, the obligations of the Lenders have terminated and all borrowings by the Company and its subsidiaries, together with accrued interest, are immediately due and payable in the amount of approximately $79.0 million.

The ability of the Lenders to seek remedies to enforce their rights under this agreement are stayed as a result of the Bankruptcy Filing and the Lenders' rights of enforcement are subject to the applicable provisions of the U.S. Bankruptcy Code.

Item 3.01 Notice of Delisting or Failure to Satisfy a
          Continued Listing Rule or Standard; Transfer of
          Listing.

The Company received notification from The NASDAQ Stock Market ("NASDAQ") that the Company's common stock will be delisted from the NASDAQ National Market, in accordance with Marketplace Rules 4300 and 4450(f). The Company expects to make a request for a hearing with the NASDAQ Listing Qualifications Panel on this matter that will stay the delisting pending the hearing and a determination by the NASDAQ Listing Qualifications Panel. There can be no assurance that the NASDAQ Listing Qualifications Panel will grant the Company's request for continued listing.

In addition, as a result of the Bankruptcy Filing, the fifth character "Q" has been added to the Company's trading symbol effective as of January 12, 2005. The Company's trading symbol is now TORCQ.

A copy of the press release, dated January 12, 2005, announcing the notification of delisting from NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit Number                Description
--------------	            -----------
    99.1          Torch Offshore, Inc. Press Release, dated
                  January 12, 2005


                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.

                              By: /s/ ROBERT E. FULTON
Date: January 13, 2005        -------------------------
                              Robert E. Fulton
                              Chief Financial Officer


                        EXHIBIT INDEX

Exhibit Number                Description
--------------                -----------
    99.1          Torch Offshore, Inc. Press Release, dated
                  January 12, 2005

                                                Exhibit 99.1

NEWS RELEASE
For immediate release to:
Analysts, Financial Community, Media
Contact: Bob Fulton (1) 504-367-7030
         Bradley Lowe (1) 504-367-7030

 Torch Offshore Receives Delisting Notification from NASDAQ

New Orleans, Louisiana USA, January 12, 2005

Torch Offshore, Inc. (NASDAQ: TORC) (the "Company") announced today that it has received notice from the staff of The NASDAQ Stock Market ("NASDAQ") that the Company's common stock will be delisted from the NASDAQ National Market, in accordance with Marketplace Rules 4300 and 4450(f). The Company has the right and expects to appeal NASDAQ's determination to a NASDAQ Listing Qualifications Panel. NASDAQ will notify the Company when a hearing on the Company's appeal will be held. According to NASDAQ's rules, the delisting process will be stayed until the NASDAQ
Listing Qualifications Panel makes a decision on the Company's appeal. The Company cannot predict the outcome of such appeal.

In addition, as a result of the Company's previously announced filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code on January 7, 2005, the fifth character "Q" has been added to the Company's trading symbol effective as of January 12, 2005. The Company's trading symbol is now TORCQ.

Established in 1978, Torch Offshore, Inc. is involved in offshore pipeline installation and subsea construction for the oil and natural gas industry. Torch Offshore, Inc. is expanding beyond its established shallow water niche market in order to serve the industry's worldwide growing needs in the deep waters.

Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, expects, believes or anticipates may or will occur in the future, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this news release include statements about the Company's appeal for a hearing to the NASDAQ Listing Qualifications Panel and the delisting of the Company's stock from the NASDAQ. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission, as well as other factors that may not be within the Company's control, including, specifically, oil and natural gas commodity prices, weather conditions and offshore construction activity levels. Although the Company believes its expectations are based on reasonable assumptions, it gives no assurance that the Company's assumptions and projections will prove to be correct. Actual results may differ materially from those projected.